UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

LIGHTYEAR NETWORK SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway

Louisville, Kentucky 40223

(Address of Principal Executive Offices)

502-244-6666

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Lightyear under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Interim Chief Financial Officer

On July 25, 2012, Lightyear’s board of directors appointed the company’s President and Chief Operating Officer, Randy Ammon, as Interim Chief Financial Officer. Mr. Ammon has been Lightyear’s President since May 1, 2011 and Chief Operating Officer since April 29, 2010. Mr. Ammon was previously affiliated with Lightyear as a consultant. From 2005 until he joined Lightyear, Mr. Ammon owned and operated PWE Inc., a consulting firm focused on business and project budget development, project management, and business systems process redefinition and implementation. Before PWE, Mr. Ammon spent seven years as Director of Business Operations for Nextel Partners, Inc. Mr. Ammon received his B.A. in Accounting from Gustavus Adolphus College. Mr. Ammon is 52 years old.

There are no family relationships between Mr. Ammon and any director or executive officer of Lightyear and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory arrangements were entered into with Mr. Ammon in connection with his appointment as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: July 30, 2012	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller Chief Executive Officer